EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Ion Networks, Inc. and subsidiaries (the "Company") on Forms S-3 (File Nos. 333-09507, 333-85693, 333-50246, and 333-83686) and Forms S-8 (File
Nos. 333-61837, 333-14681, 333-76809, 333-76604 and 333-76568) of our report dated June 28, 2001 relating to the consolidated financial statements, which appears in the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2001.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 21, 2002